Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Media	Investors
Heather Zoumas-Lubeski	David DeMartino
445-248-0577	646-531-6115
heather.zoumaslubeski@zimmerbiomet.com	david.demartino@zimmerbiomet.com

Zach Weiner
908-591-6955
zach.weiner@zimmerbiomet.com

Zimmer Biomet Appoints Kevin Thornal as

Group President, Global Businesses and the Americas

(WARSAW, IN) May 27, 2025 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global medical technology leader, today announced the appointment of Kevin Thornal as Group President, Global Businesses and the Americas. Reporting to Chairman-Elect, President and CEO Ivan Tornos, Mr. Thornal will join the Company on July 1, 2025 to oversee the Americas commercial organization and lead business strategy and execution for its global Knees, Hips, S.E.T. and Data, Technology, and Enabling Solutions units.

“Kevin is an incredible addition to our leadership team at an exciting time for our Company,” said Mr. Tornos. “He brings a bold desire to win and a demonstrated track record of delivering consistently strong growth, driving commercial excellence and building high-performing teams. I am confident his breadth and depth of experience will serve us well as we work together to elevate our U.S. performance and commercial execution, deliver value for all stakeholders, and advance our Mission of alleviating pain and improving the quality of life for people around the world.”

Mr. Thornal is a seasoned leader with more than 20 years of experience in the medical technology, orthopedics and diagnostics industries. Prior to his most recent role as CEO and President of Nevro Corp., Mr. Thornal spent nine years at Hologic, Inc., where he held several leadership positions of increasing responsibility including Group President of Global Diagnostic Solutions. At Hologic, Inc., Mr. Thornal led the Diagnostic Solutions division during the COVID-19 pandemic and oversaw global teams in R&D, operations and commercial as the company rapidly launched new products, consistently delivered double-digit growth and expanded its international footprint.

Mr. Thornal also has a deep understanding of the orthopedics industry, developed during his tenure at Stryker Corp., where he held roles of increasing responsibility in sales, marketing and corporate business development from 2004 to 2014. As head of North American sales for Stryker’s Interventional Spine business, Mr. Thornal led his team to achieve sustained double-digit growth.

“I could not be more excited to return to orthopedics and join Zimmer Biomet on the journey to becoming the boldest company in medical technology,” said Mr. Thornal. “There’s a tremendous opportunity to address key unmet needs in musculoskeletal health by helping more customers and patients access the Company’s robust new product pipeline. I look forward to working with this talented team, contributing to Zimmer Biomet’s culture of collaboration and innovation and delivering meaningful outcomes for patients and customers around the world.”

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning Zimmer Biomet’s expectations, plans, prospects, and product and service offerings, including new product launches and potential clinical successes. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this news release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.twitter.com/zimmerbiomet.

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